UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2012

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President of Research and Development, Senior Vice President

On February 8, 2012, Amarin Corporation plc (the “Company”) entered into an employment agreement with Steven B. Ketchum, Ph.D (the “Ketchum Agreement”) appointing Dr. Ketchum as the Company’s President of Research and Development, Senior Vice President, effective February 16, 2012.

Dr. Ketchum served as Senior Vice President, Research and Development of Sunesis Pharmaceuticals, Inc. from June 2008 to February 2012 and as Senior Vice President, Research & Development and Medical Affairs of Reliant Pharmaceuticals, Inc. from May 2005 to May 2008. Dr. Ketchum joins Amarin with 20 years of experience in late-stage product development and clinical regulatory strategy, having led the filings of multiple new drug applications (“NDAs”) and supplemental NDAs with the U.S. Food and Drug Administration.

Pursuant to the Ketchum Agreement, Dr. Ketchum will report to the Company’s Chief Executive Officer, and his base annual salary will be $372,000. Dr. Ketchum’s will also receive a one-time signing bonus of $31,900, and going forward he will be eligible to receive an annual performance bonus targeted at 35% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Dr. Ketchum will also be entitled to continue to participate in the benefits and insurance programs generally available to all Company employees.

In connection with his hiring, Dr. Ketchum will receive nonqualified options to purchase 600,000 shares of the Company’s ordinary shares represented by American Depositary Shares with a 10-year term and an exercise price equal to the closing price of the Company’s American Depositary Shares on the NASDAQ Global Market on the date of grant. Twenty-five percent of the options vest on the first anniversary of the grant date with the remaining seventy-five percent to vest ratably over the subsequent 36-month period, subject to Dr. Ketchum’s continued employment with the Company over such period. This equity award was made in accordance with NASDAQ Listing Rule 5635(c)(4) as an inducement material to Dr. Ketchum’s entering into employment with the Company. The grant, which was made outside the Company’s 2011 Stock Incentive Plan, was approved by the Remuneration Committee of the Company’s Board of Directors.

The Ketchum Agreement provides further that, if Dr. Ketchum is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Dr. Ketchum is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards. All references to “cause,” “good reason” and “change in control” are as defined in the Ketchum Agreement.

The foregoing summary of the Ketchum Agreement is qualified in its entirety by reference to the complete text of the Ketchum Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Designation of Executive Officers

In connection with Dr. Ketchum’s appointment, effective as of February 16, 2012, the Board of Directors of the Company reviewed the Company’s organizational reporting structure and designated the following individuals as “executive officers” of the Company as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and “officers” as such term is defined under Rule 16a-1(f) of the Exchange Act:

Joseph S. Zakrzewski, Chief Executive Officer and Executive Chairman (principal executive officer)

John F. Thero, President and Assistant Secretary (principal financial and accounting officer)

Paul E. Huff, Senior Vice President, Chief Commercial Officer

Joseph T. Kennedy, Senior Vice President, General Counsel and Secretary, Chief Compliance Officer

Steven B. Ketchum, Ph.D, President of Research and Development, Senior Vice President

Stuart Sedlack, Senior Vice President, Corporate Development

Other than Dr. Ketchum, none of the above-listed executive officers have entered into new contracts or arrangements with the Company in connection with the new designations.

In connection with the foregoing, effective as of February 16, 2012, Paresh Soni, M.D., Ph.D., and Frederick W. Ahlholm will no longer be designated as “executive officers” of the Company as defined under Rule 3b-7 under the Exchange Act or “officers” as defined under Rule 16a-1(f) of the Exchange Act, and Mr. Ahlholm will no longer be designated as the Company’s principal accounting officer. Both Dr. Soni and Mr. Ahlholm will continue to serve the Company in their current full-time positions. Dr. Soni will continue to provide broad support for the AMR101 program as Senior Vice President, Head of Development. Mr. Ahlholm’s scope of responsibilities with the Company as Vice President, Finance, will not otherwise change.

No change has been made to Mr. Thero’s compensation as a result of his appointment as principal accounting officer. There are no family relationships between Mr. Thero with any other executive officers of the Company or members of the Board of Directors, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On February 16, 2012, the Company issued a press release announcing the appointment of Dr. Ketchum as President of Research and Development, Senior Vice President. The full text of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Letter Agreement with Dr. Steven B. Ketchum, dated February 8, 2012

99.1	Press Release, dated February 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2012	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement with Dr. Steven B. Ketchum, dated February 8, 2012

99.1	Press Release, dated February 16, 2012